JORE CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 4, 2001


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:   Why did you send me this Proxy Statement?

A: We sent you this Proxy Statement and the enclosed proxy card because Jore Corporation's Board of Directors is soliciting your proxy to vote at the 2001 Annual Meeting of Shareholders.

     This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card.

     If you owned shares of our Common Stock at the close of business on April 16, 2001, our record date, you are entitled to vote the shares that you owned as of that date. On the record date, there were 14,231,908 shares of our Common Stock outstanding. We mailed this Proxy Statement to all shareholders entitled to vote their shares at the Annual Meeting on or about May 4, 2001.

Q:   How many votes do I have?

A: You have one vote for each share of Jore Common Stock that you owned on the record date. The proxy card will indicate the number of shares.

Q:   How do I vote by proxy?

A: If you cast your vote by no later than 5:00 p.m., (MDT) on June 4, 2001, by executing and returning the enclosed proxy, and your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions by your "proxy" (one of the individuals named on your proxy card). If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

     o    "FOR" electing all six nominees for director; and

     o "FOR" ratifying Deloitte & Touche LLP as our independent accountants for the fiscal year ending December 31, 2001.

     If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q:   May my broker vote for me?

A: Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its "street" name, the broker may vote your shares on Proposals 1 and 2 even if it does not receive instructions from you.

Q:   May I revoke my proxy?

A: Yes. You may change your mind after you send in your proxy card by following these procedures. To revoke your proxy:

     1. Send in another signed proxy with a later date;

     2. Send a letter revoking your proxy to our corporate secretary at our offices in Ronan, Montana; or

     3. Attend the Annual Meeting and vote in person. Attending the Annual Meeting will not automatically revoke your proxy vote.

Q:   What is the quorum requirement for the meeting?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, or (2) the broker lacks discretionary voting power to vote such shares.

Q:   What is the effect of abstentions and broker non-votes?

A: Abstentions and broker non-votes will have no effect on the election of directors or the voting on the other proposal to be voted upon by shareholders at the Annual Meeting.

Q:   How do I vote in person?

A: If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from that broker, bank or nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on April 16, 2001, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

Q:   What vote is required to approve each proposal?

A: The six nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate "withhold authority to vote" for a nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

     A majority of the shares of our Common Stock voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP as our accountants for fiscal year 2001. So, if you do not vote, or if you abstain from voting, it has no effect on this vote.

Q:   Is voting confidential?

A: We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will forward to management, however, any written comments that you make on the proxy card or elsewhere.

Q:   What are the costs of soliciting these proxies?

A: We will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our officers and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:   Who should I call if I have any questions?

A: If you have any questions about the Annual Meeting or voting, or your ownership of Jore Corporation's Common Stock, please contact David H. Bjornson, Executive Vice President and General Counsel, at (406) 676-4900, extension 381.

                                Jore Corporation

                                 Proxy Statement

                                Table of Contents

                                                                            Page
[ ]    Proposal No. 1 - Election of Directors and Management Information....  2

        o   Nominees........................................................  2
        o   Meetings of the Board of Directors of the Company...............  3
        o   Board Committees................................................  3
        o   Compensation of Directors.......................................  4
        o   Compensation Committee Interlocks and Insider Participation.....  4
        o   Report of Audit Committee.......................................  5
        o   Security Ownership of Management and Other Beneficial Owners....  5
        o   Executive Officer Compensation..................................  7
        o   Option Grants in 2000...........................................  7
        o   Aggregated Option Values as of Year-End 2000....................  8
        o   Matthew B. Jore Employment Agreement............................  8
        o   Michael W. Jore, David H. Bjornson, Monte W. Giese and
             Jeffrey M. Heutmaker Employment Agreements.....................  8
        o   Report of Compensation Committee on Executive Compensation......  8
        o   Executive Compensation Philosophy...............................  8
        o   Executive Compensation Components...............................  9
        o   Compensation of Chief Executive Officer.........................  9
        o   Compensation Committee..........................................  9
        o   Comparison of Three Month Cumulative Total Return............... 10
        o   Certain Relationships and Related Transactions.................. 10
        o   Section 16(a) Beneficial Ownership Reporting Compliance......... 11

[ ]      Proposal No. 2 - For Ratification of Independent Accountants....... 12

[ ]      Other Matters...................................................... 12

        o   Other Business.................................................. 12
        o   Solicitation of Proxies......................................... 12
        o   List of Shareholders............................................ 12
        o   Proposals of Shareholders....................................... 12
        o   Voting Tabulation............................................... 13
        o   Additional Information.......................................... 13



                                    IMPORTANT

     Whether or not you expect to attend in person, we urge you to vote your proxy at your earliest convenience. Voting your proxy will ensure the presence of a quorum at the meeting and will save the Company the expenses and extra work of additional solicitation. Voting your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

                                JORE CORPORATION

                             45000 Highway 93 South
                              Ronan, Montana 59864

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF SHAREHOLDERS
                             To Be Held June 4, 2001

     This Proxy Statement, which was first mailed to shareholders on or about May 4, 2001, is furnished in connection with the solicitation of proxies by the Board of Directors of Jore Corporation (the "Company"), to be voted at the annual meeting of the shareholders of the Company, which will be held at the KwaTaqNuk Best Western Hotel, 303 Highway 93 South, Polson, Montana, on June 4, 2001, at 1:30 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting, by executing another proxy dated as of a later date, or by attending the meeting and voting in person. The cost of solicitation of proxies will be borne by the Company.

     Shareholders of record at the close of business on April 16, 2001 will be entitled to vote at the meeting on the basis of one vote for each share held. On April 16, 2001, there were 14,231,908 shares of Common Stock outstanding, held of record by 105 shareholders.

1.    ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     The Company's Board of Directors currently consists of six members. Six directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED BELOW FOR DIRECTORS OF THE COMPANY.

Nominees

     Matthew B. Jore, age 38, is the founder of Jore Corporation. He has served as President since June 1990, Chief Executive Officer since March 1999 and a Director since its inception in February 1990. He holds a B.S. degree in Economics from the University of Montana.

     Michael W. Jore, age 41, has served as Executive Vice President since November 1998 and a Director of Jore Corporation since February 1990. From June 1990 to November 1998, he was the Vice President of Jore Corporation. Before joining Jore Corporation, he worked for Plum Creek Timber, L.L.C. for ten years. Matthew and Michael Jore are brothers.

     David H. Bjornson, age 44, has served as General Counsel and Corporate Secretary since November 1998 and as a Director since May 1998. He has served as Executive Vice President since March 2000, and served as Chief Financial Officer of Jore from November 1998 to March 2000. From 1993 to 1998, Mr. Bjornson was a Partner at Boone, Karlberg & Haddon, a Missoula, Montana law firm, serving also as outside counsel of Jore since 1994. From 1985 to 1993, he practiced law with firms in Seattle, Washington, focusing his practice in business transactions, corporations, and tax law. He also acts as director of Sun Mountain Sports, Inc., a manufacturer of golf bags, golf bag carts and golf related apparel, and EndoBiologics International, Inc., a biomedical firm. He holds an Masters of Laws (LL.M.) degree in taxation from New York University, and a J.D. and a B.A. degree in Business Administration from the University of Montana, both with honors. Mr. Bjornson also holds a Certified Public Accountant Certificate.

     Thomas E. Mahoney, age 59, has served as a Director of Jore Corporation since February 1999. From 1965 until 1999, The Stanley Works employed him in various positions. From 1997 to 1999, he was the President of The Stanley Works, Consumer Sales Americas. From 1995 to 1997, he was the President and General Manager, Customer Support Division and VP of Corporate Marketing and Advertising at Stanley. From 1992 to 1995, he was the President and General Manager, Hardware and Home Decor Division of Stanley. From 1987 to 1992, he was the President and General Manager, National Hand Tools Division of Stanley. He has a B.A. Degree from the University of Massachusetts.

     James P. Mathias, age 50, has served as a Director of Jore Corporation since June 1999. He serves as the Vice Chairman and Director of Corporate Strategy and Product Development of The JPM Company, a publicly held wire harness and cable assembly company, since August 1981. Mr. Mathias has also served on The JPM Company's Board of Directors since 1978. From 1977 to 1981, he held various positions at The JPM Company, including Production Engineer, Production Control and Inventory Manager, Vice President of Operations and Chief Operating Officer. Prior to that, Mr. Mathias owned and operated a contracting business from 1972 to 1977.

     James K. Loebbecke, age 64, has served as a Director since July 2000. He is emeritus professor of accounting at the David Eccles School of Business at the University of Utah. He is a certified public accountant and for a number of years was a national partner in Touche Ross & Co., an international accounting and consulting firm. He was also co-founder of Norman/Loebbecke Associates, a financial and litigation consulting firm in Salt Lake City, Utah. Mr. Loebbecke is widely published in the field of accounting and auditing and has extensive experience in various financial aspects of business. He currently serves as a director and chair of the audit committee of Wright Express Financial Services Corporation, a subsidiary of Avis Corporation, and as a director and member of the audit committee of Steiner Corporation, both of which companies are based in Salt Lake City.

Meetings of the Board of Directors of the Company

     During 2000, the Board met four times. All incumbent directors attended 75% or more of the total meetings of the Board and the committees on which they served during 2000.

Board Committees

     The Board of Directors maintains three standing committees, an Audit Committee, a Compensation Committee and a Plan Administration Committee.

     Audit Committee. In June 2000, the Board of Directors formed the Audit Committee for the purpose of reviewing our internal accounting procedures and consulting with and reviewing the services provided by our independent public accountants. Messrs. Mahoney, Mathias and Loebbecke currently serve on the Audit Committee, with James Loebbecke as Chairman. This Committee met four times during 2000. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(14), except that Mr. Mahoney would not be considered an "independent director" under NASD Rule 4200 because of his consulting relationship with the Company. Nevertheless, in light of his depth of experience in the Company's industry, and his history of valuable contributions on the Committee, the Board has determined that it is in the best interests of the Company and its shareholders for Mr. Mahoney to serve on the Audit Committee of the Board of Directors.

Audit Fees

     Fees for the fiscal year 2000 audit and the review of Forms 10-Q are $324,050, of which an aggregate amount of $26,157 has been billed through December 31, 2000.

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

     Aggregate fees billed for all other non-audit services rendered by Deloitte & Touche LLP for the fiscal year ended December 31, 2000 are $34,723.

     Compensation Committee. In June 1999, the Board of Directors formed the Compensation Committee. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all our officers and reviews general policy relating to the compensation and benefits of our employees. Messrs. Mathias, Loebbecke and Matthew Jore currently serve on the Compensation Committee, with Jim Mathias as Chairman. This Committee met four times during 2000.

     Plan Administration Committee. In February 2000, the Board of Directors formed the Plan Administration Committee to administer both the 1997 Stock Plan and the 1999 Employee Stock Purchase Plan. David H. Bjornson and Matthew Jore currently serve on the Plan Administration Committee. This Committee met four times in 2000.

Compensation of Directors

     During 2000, Matthew B. Jore, Michael W. Jore, David H. Bjornson and William M. Steele received no cash or other compensation for serving on the Board and its committees. Non-employee outside directors receive the following compensation for services rendered as members of our Board of Directors and its various committees: (i) annual fees of $12,000; (ii) committee fees of $1,500 per year; (iii) fees for acting as committee chairperson of $2,500 per year;
(iv) director meeting attendance fees of $1,000 per meeting; (v) committee meeting attendance fees of $500 per meeting, and (vi) an annual grant of options to acquire 5,000 shares of stock exercisable at the fair market value on the date of grant. Jore Corporation also reimburses the directors for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings. For a description of payments to directors unrelated to
their   service  as   directors,   see   "Certain   Relationships   and  Related
Transactions."

Compensation Committee Interlocks and Insider Participation

     For information regarding certain transactions between the Company and Matthew Jore, see the section captioned "Certain Relationships and Related Transactions" on page 10.

     None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Report of Audit Committee

     In accordance with its written charter adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During fiscal year 2000, the Committee met four times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with appropriate members of management and the independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence discussions with Audit Committees." The Committee discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls, including the implementation of an internal audit function. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (as amended), "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

                           Date:    March 26, 2001            James K. Loebbecke
                                                              Chair

                                                              Thomas E. Mahoney
                                                              James P. Mathias
                                                              Members

Security Ownership of Management and Other Beneficial Owners

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 2001, by: (i) each director; (ii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive Officer Compensation" (the "Named Executive Officers");
(iii) all executive officers and directors of the Company as a group; and (iv) all shareholders known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock:

                                                          Beneficial
                                                          Ownership   Percent of
        Beneficial Owner                                      (1)       Total
        ----------------                                  ----------  ----------


Matthew B. Jore .......................................   8,116,281 (2)  58.2%
Michael W. Jore .......................................   2,220,806 (3)  15.9%
David H. Bjornson .....................................     109,588 (4)     *
Thomas E. Mahoney .....................................      25,000 (5)     *
Jeffrey M. Heutmaker ..................................      18,000 (6)     *
James K. Loebbecke ....................................      17,500 (7)     *
James P. Mathias ......................................      26,000 (8)     *
Monte W. Giese ........................................     109,485 (9)     *
Kern Capital Management, LLC ..........................     785,200       5.6%
Wellington Management Company, LLP ....................     726,000       5.2%
Executive Officers and Directors as a group (8 persons)   7,983,780      56.3%

   * Less than 1%.

     (1) This table is based upon information supplied by officers, directors and principal shareholders and pursuant to Schedules 13D filed with the Securities and Exchange Commission ("SEC"). Beneficial ownership is determined in accordance with SEC rules and generally requires that the shareholder have voting or investment power with respect to the securities in question. Shares of common stock issuable upon exercise or conversion of options or warrants that are exercisable or convertible within 60 days of March 1, 2001 are deemed to be beneficially owned by the holder of such options or warrants but are not outstanding for the purpose of computing the percentage ownership of any other shareholder. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby. Applicable percentages are based on 13,946,843 shares outstanding on March 1, 2001.
     (2) Excludes 554,751 shares owned by Michael W. Jore, as Trustee of the Matthew Jore Family Trust, as to which Matthew B. Jore disclaims beneficial ownership; includes an aggregate of 2,047,311 shares that may be acquired within 60 days of March 1, 2001, pursuant to outstanding stock option agreements with Merle B. Jore and Michael W. Jore.
     (3) Excludes 550,985 shares owned by Matthew B. Jore, as Trustee of the Michael Jore Trust, as to which Michael W. Jore disclaims beneficial ownership.
     (4)  Includes 56,529 shares issuable upon exercise of vested options.
     (5)  Includes 25,000 shares issuable upon exercise of vested options.
     (6)  Includes 18,000 shares issuable upon exercise of vested options.
     (7)  Includes 7,500 shares issuable upon exercise of vested options.
     (8)  Includes 25,000 shares issuable upon exercise of vested options.
     (9)  Includes 80,000 shares issuable upon exercise of vested options.

Executive Officer Compensation

     The following table discloses compensation paid to the Company's Chief Executive Officer and the other executive officers of the Company whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                              Annual      Compensation
                                                          Compensation       Awards
                                                          ------------       ------
                                                                            Securities    All Other
                                                                            Underlying  Compensation
   Name and Principal Positions                 Year    Salary      Bonus   Options(#)       (1)
Matthew B. Jore..............................   2000   $238,461    $ 0         0         $ 18,230
   Chairman of the Board; President; ........   1999    250,000      0         0           12,449
   Chief Executive Officer; Director ........   1998    141,617      0         0           18,694

Michael W. Jore..............................   2000    195,769      0         0           24,396
   Executive Vice President; ................   1999    200,000      0         0           17,339
   Director ................................    1998    138,491      0         0           21,823

David H. Bjornson ...........................   2000    160,661      0         0           16,001
   Executive Vice President;.................   1999    143,715      0         0            3,764
   General Counsel; Secretary; Director .....   1998      3,846      0         0                0

Monte W. Giese...............................   2000     98,462      0         0            5,474
   Chief Financial Officer

Jeffrey M. Heutmaker.........................   2000    129,166      0         0            7,943
   Vice President - Strategic Initiatives....   1999     71,784      0         0            2,701

--------
(1) Includes Company contributions under the Company's 401(k) plan, health insurance premiums, life insurance premiums and, for 1998, auto allowances.

Option Grants in 2000

     The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended December 31, 2000:

   Name              Number of
                    Securities
                    Underlying     % of Total
                      Options        Options
                      Granted      Granted to      Exercise or                         Present Value
                   (# of Shares)  Employees in      Base Price     Expiration Date    at Date of Grant
                      (1) (2)         2000            ($/Sh)             (3)                (4)
Matthew B. Jore           0              0              N/A               N/A              N/A
Michael W. Jore           0              0              N/A               N/A              N/A
David H. Bjornson         0              0              N/A               N/A              N/A
Monte W. Giese            80,000         43.5%          $5.69             4/3/2010       $326,560
Jeffrey M. Heutmaker      0              0              N/A               N/A              N/A

     (1) These are options to acquire stock granted under the Amended and Restated 1997 Jore Corporation Stock Plan.
     (2) These options were granted at fair market value at the date of grant, and were 100% vested at grant.
     (3) These options could expire earlier in certain situations.
     (4) The value was computed using the Black Scholes method of valuation, with the following assumptions: expected volatility 78.26%; risk-free rate of return 5.88%; dividend yield 0%; and time of exercise 6 years. There are no adjustments made for nontransferability or risk of forfeiture.

Aggregated Option Values as of Year-End 2000

     The following table provides information regarding the aggregate number of options exercised during the fiscal year ended December 31, 2000, by each of the Named Executive Officers and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000.

                       Aggregated Option Exercises in 2000
                         and 2000 Year-End Option Values

                          Shares     Value
                          Acquired   Realized       Number of Securities           Value of Unexercised
                          on            ($)        Underlying Unexercised     In-The-Money Options at end of
          Name            Exercise                 Options at end of 2000                2000 (1)
                                                Exercisable  Unexercisable    Exercisable     Unexercisable
Matthew B. Jore           0          0          N/A          N/A              N/A             N/A
Michael W. Jore           0          0          N/A          N/A              N/A             N/A
David H. Bjornson         0          0          56,529       53,059           $3,853          $2,568
Monte W. Giese            0          0          80,000            0                0               0
Jeffrey M. Heutmaker      0          0          26,000       16,000                0               0

(1) The value of unexercised in-the-money options is based on the difference between the fair market value of the shares of Common Stock underlying the options at December 31, 2000, based on the closing price of $4.625 per share of the Company's Common Stock as reported on the Nasdaq National Market, and the exercise price of such options.

Matthew B. Jore Employment Agreement

     In June 1999, the Company entered into an employment agreement with Matthew
B. Jore, the Chief Executive Officer. During the five-year term of the agreement, Mr. Jore will be paid an annual salary of $250,000, and will be entitled to all employer-paid and subsidized benefits commonly provided to all full-time employees, including medical insurance, as well those benefits provided to officers of the Company, including disability and life insurance benefits. In addition, the employment agreement contains a non-competition provision that prohibits Mr. Jore from participating in the business of manufacturing or distributing tool accessories for one year following his termination of employment with the Company.

Michael W. Jore, David H. Bjornson, Monte W. Giese and Jeffrey M. Heutmaker Employment Agreements

     In 2000, the Company entered into employment agreements with Michael W. Jore, Executive Vice President, David H. Bjornson, Executive Vice President and General Counsel, Monte W. Giese, Chief Financial Officer, and Jeffrey M. Heutmaker, Vice President - Strategic Initiatives. During the five-year term of the agreements, they were to be paid $200,000, $159,100, $140,000 and $129,100, respectively, and were entitled to all employer-paid and subsidized benefits commonly provided to all full-time employees, including medical insurance, as well those benefits provided to officers of the Company, including disability and life insurance benefits. In addition, the employment agreements contain a non-competition provision that prohibits each of the officers from participating in the business of manufacturing or distributing tool accessories for one year following his termination of employment with the Company.

Report of Compensation Committee on Executive Compensation

Executive Compensation Philosophy

     The Compensation Committee of the Board of Directors is comprised of two outside directors and Matthew B. Jore, the Chief Executive Officer. The Compensation Committee is responsible for evaluating compensation levels and compensation programs for executives and for making recommendations to the Board regarding appropriate compensation awards for executive management.

     The executive compensation program of the Company is designed to attract, retain and motivate executive officers capable of leading the Company to meet its business objectives, to incentivize executive management, to enhance long term shareholder value and to reward executive management based on contributions to both the short and long term success of the Company. The Compensation
Committee's philosophy is for the Company to use compensation policies and programs that align the interests of executive management with those of the shareholders and to provide compensation programs that incentivize and reward both the short and long term performance of the executive officers based on the success of the Company in meeting its business objectives.

Executive Compensation Components

     Base Salary. Recommendations for base salaries for executive officers are made at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers based on the stage of development of the Company and the market practices of other companies. A change in base salary of an executive officer is based on an evaluation of the performance of the executive, prevailing market practices, and the performance of the Company as a whole. In determining recommended base salaries, the Compensation Committee not only considers the short-term performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership in the development of the Company.

     Incentive Bonus. The Compensation Committee believes that a portion of the total cash compensation for executive officers should be based on the Company's success in meeting its short-term performance objectives and contributions by the executive officers that enable the Company to meet its long-term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short-term corporate goals that also further the long-term objectives of the Company, and places a portion of each executive officer's annual compensation at risk.

     Stock   Options.   The   Compensation   Committee   believes   that  equity
participation is a key component of the Company's executive compensation program. Stock options are awarded by the Board of Directors to executive officers primarily based on potential contributions to the Company's growth and development and marketplace practices. These awards are designed to retain executive officers and to motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders. Stock options provide an effective incentive for management to create shareholder value over the long term because the full benefits of the option grants cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

Compensation of Chief Executive Officer

     The compensation paid to the Company's Chief Executive Officer was a base compensation of $250,000, reduced in late 2000 based on the financial performance of the Company. There was no incentive compensation paid, and, other than the reduction effected in late 2000, there was no relationship between the Company's performance and the compensation.

Compensation Committee

James P. Mathias
James K. Loebbecke
Matthew B. Jore

Comparison of Fifteen Month Cumulative Total Return

     The following graph sets forth the cumulative total shareholder return on an initial $100 investment in our Common Stock since September 23, 1999*, the date our Common Stock began trading on the Nasdaq National Market. The graph also contains for comparison the Nasdaq Stock Market Index and S & P Manufacturing (Specialized). The past performance of our Common Stock is not an indication of future performance. We cannot assure you that the price of our Common Stock will appreciate at any particular rate or at all in future years.

                            STOCK PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     Peer Group                       Cummulative Total Return
                                      ------------------------
                                      9/23/99    12/99   12/00

     Jore Corporation                 100.00     78.13   46.25
     Nasdaq Stock Market (U.S.)       100.00    148.03   89.07
     S&P Manufacturing (Specialized)  100.00    109.69   93.25

                                   Beginning                                                     Cummulative
             Transaction  Closing    No. of    Dividend     Dividend      Shares        Ending      Total
     Date       Type       Price     Shares    per Share       Paid     Reinvested      Shares     Return
     ----       ----       -----     ------    ---------       ----     ----------      ------     ------
   9-23-99     Begin       10.000    10.00                                               10.00      100.00
  12-31-99    Year End      7.813    10.00                                               10.00       78.13
  12-31-00      End         4.625    10.00                                               10.00       46.25

* $100 INVESTED ON 9/23/99 IN JORE CORPORATION STOCK OR ON 8/31/99 IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS

     This graph is based on an initial stock price of $10.00 per share, the price at which our Common Stock was offered in our initial public offering; the closing price on the Nasdaq National Market on the first day of trading was $12.31.

Certain Relationships and Related Transactions

     Manufacturers' Sales Associates, LLC / William Steele

     Manufacturers' Sales Associates, LLC ("MSA"), a limited liability company in which William Steele, one of the Company's former directors, has a 20% membership interest, markets Jore Corporation products under a Sales and Marketing Agreement for which it receives a percentage of certain sales of the Company. Pursuant to the Sales and Marketing Agreement, MSA receives commissions based upon a percentage of certain sales of the Company. During 2000, the commissions earned by MSA were $1,380,800. As of December 31, 2000, the Company had prepaid commissions to MSA of $412,800. The Company is winding down its relationship with MSA.

     Consulting Agreement / Thomas E. Mahoney

     In 1999, we entered into an agreement with Thomas E. Mahoney, one of the Company's directors, pursuant to which Mr. Mahoney provides consulting services relating to Jore Corporation's business development activities. The Company paid $115,000 to Mr. Mahoney in January 2001 for services rendered by him in 2000, and has agreed to pay $55,000 to Mr. Mahoney for services in 2001.

     Notes Receivable from Messrs. Matthew and Michael Jore

     As of December 31, 2000, Matthew and Michael Jore were each indebted to us in the amount set forth opposite his respective name in connection with shareholder advances related to his shareholdings in Jore Corporation. The notes bear interest at the applicable federal rate:

                                Largest Aggregate             Indebtedness
                              Amount of Indebtedness       Outstanding as of
                                during FY 2000             December 31, 2000

Mathew B. Jore................    $572,556                     $568,892
Michael W. Jore...............     510,244                      510,244

     Notes Payable to Shareholders

     As of December 31, 2000, we were indebted to each of the following shareholders in the amounts set forth opposite his name in connection with loans made by such shareholders to us. The notes bear interest at 10% and are repayable within 30 days of demand by such shareholders:

                                  Largest Aggregate           Indebtedness
                                Amount of Indebtedness      Outstanding as of
                                  during FY 2000            December 31, 2000

Mathew B. Jore................     $400,000                    $107,586
Michael W. Jore...............      101,896                         -0-
Merle Jore (1)................      174,264                     176,790
Monte W. Giese................       50,000                      51,000

     (1) Father of Matthew and Michael Jore

Section 16 (a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and greater-than-10% shareholders file reports with the SEC relating to their initial beneficial ownership of Jore's securities and any subsequent changes to their shareholdings. They must also provide us with copies of the reports. Based on copies of reports furnished to us, each of these reporting persons complied with their filing requirements during 2000.

2. PROPOSAL FOR RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 2001, and has further directed that the selection of such independent accountants be submitted for ratification by the shareholders at the Annual Meeting. The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent accountants and clients. Deloitte & Touche LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

     The Company's Bylaws do not require that shareholders ratify the selection of Deloitte & Touche LLP as our independent accountants. We are seeking shareholder ratification because we believe it is a matter of good corporate practice. If the votes cast in favor of ratification of the appointment of Deloitte & Touche LLP as independent accountants do not exceed the votes cast against such action, the selection of other independent accountants will be considered by the Board of Directors.

3. OTHER MATTERS

OTHER BUSINESS

     The Board of Directors does not intend to bring any other business before the meeting, and knows of no other matters to be brought before the meeting. If, however, other matters are presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

SOLICITATION OF PROXIES

     The Board of Directors of the Company solicits the proxy accompanying this Proxy Statement. Officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services, may solicit proxies. Such solicitations may be made personally, or by mail, facsimile, telephone, messenger, or via the Internet. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. The Company will pay all of the costs of solicitation of proxies.

LIST OF SHAREHOLDERS

     A list of shareholders entitled to vote at the meeting will be available for examination at Jore Corporation's corporate headquarters, 45000 Highway 93 South, Ronan, Montana 59864, for ten days before the 2001 Annual Meeting, and at the Annual Meeting.

PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company no later than December 15, 2001 to be included in the Company's Proxy Statement and form of proxy related to that meeting. Shareholders who intend to present a proposal at the 2002 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than December 15, 2001. Shareholders are advised to review the Company's Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals and director nominations.

VOTING TABULATION

     Under the Montana Business Corporation Act and the Company's Bylaws, the election of the Company's Directors and the approval of the other actions described herein require a majority of the votes eligible to vote be represented in person or by proxy at the meeting to provide a quorum, and that more votes are voted in favor of election or approval than those against the proposal.

ADDITIONAL INFORMATION

     The Company's Annual Report for the fiscal year ended December 31, 2000 was first mailed to the shareholders of the Company with this Proxy Statement on or about May 4, 2001. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC, excluding exhibits, may be obtained by shareholders without charge by written request to Investor Relations, Jore Corporation, 45000 Highway 93 South, Ronan, Montana 59864. The report is also available through the Company's website, www.Jorecorporation.com.

                           Incorporation by Reference

     To the extent that this Proxy Statement is incorporated by reference into any other filing by Jore Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Report of Compensation Committee on Executive Compensation" and "Stock Performance Graph", as well as the Audit Committee Charter attached as Appendix A, are not "soliciting material," are not deemed filed with the SEC, and will not be deemed incorporated, unless otherwise specifically provided in such filing.

Ronan, Montana        April 25, 2001


                                            By order of the Board of Directors,



                                            David H. Bjornson
                                            Secretary